UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14
6300 Zug, Switzerland		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 41 (0)41 561 32 77

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, nominal value CHF 0.03	CRSP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment – Vertex Hemoglobinopathy Collaboration

On December 12, 2023, CRISPR Therapeutics AG, CRISPR Therapeutics Limited, CRISPR Therapeutics, Inc., and TRACR Hematology Ltd (together, “CRISPR”) entered into an amendment to the Amended and Restated Joint Development and Commercialization Agreement (the “Amendment No. 1”) with Vertex Pharmaceuticals Incorporated and Vertex Pharmaceuticals (Europe) Limited (together, “Vertex”), related to the global development, manufacturing, and commercialization of exagamglogene autotemcel, or exa-cel (formerly CTX001). Pursuant to Amendment No. 1, among other things, CRISPR and Vertex agreed to (a) allocate certain costs arising from a license agreement with a third party, resulting in a current payment due to Vertex by CRISPR of $20 million upon an event specified in Amendment No. 1, and (b) adjust, under certain specified circumstances, the timing of and portion of CRISPR’s share of costs it is permitted to defer under the agreement. Any deferred amounts under the agreement, as amended, remain payable to Vertex only as an offset against future profitability of the exa-cel program and the amounts payable are capped at a specified maximum amount per year.

The foregoing description of the Amendment No. 1 is only a brief description of the terms of such agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

As previously disclosed, CRISPR Therapeutics AG (and or certain of its affiliates) has previously entered into agreements with Vertex (and or affiliates of Vertex) that contemplate certain research, development, manufacturing and commercialization activities involving various targets: (i) the Strategic Collaboration and License Agreement, dated October 26, 2015, as amended on December 12, 2017 and June 6, 2019, and (ii) the Strategic Collaboration, Option and License Agreement, dated June 6, 2019, as amended on March 17, 2021. In addition, as previously disclosed, Vertex is also party to CRISPR’s Non-Exclusive License Agreement, dated March 23, 2023, pursuant to which CRISPR agreed to license to Vertex, on a non-exclusive basis, certain of its gene editing intellectual property.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1*†^

Amendment No. 1 to the Amended and Restated Joint Development and Commercialization Agreement, dated December 12, 2023, by and between, on the one hand, Vertex Pharmaceuticals Incorporated and Vertex Pharmaceuticals (Europe) Limited, and on the other hand, CRISPR Therapeutics AG, CRISPR Therapeutics Limited, CRISPR Therapeutics, Inc., and TRACR Hematology Ltd.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

† Certain portions of this exhibit have been omitted because they are not material and the registrant customarily and actually treats that information as private or confidential.

^ Certain exhibits and schedules to these agreements have been omitted pursuant to Item 601 of Regulation S-K. The registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRISPR Therapeutics AG

Date:	December 13, 2023	By:	/s/ Samarth Kulkarni
Samarth Kulkarni, Ph.D. Chief Executive Officer